Exhibit 99.1

EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Shares of FTAI Infrastructure Inc. dated August 14, 2025, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:            August 14, 2025
THEBES OFFSHORE MASTER FUND, LP
By: LCG Holdings, LLC, as General Partner

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

QENA CAPITAL PARTNERS OFFSHORE MASTER FUND, LP
By: LCG Holdings, LLC, as General Partner

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR CAPITAL GROUP, LP

By: Luxor Management, LLC, as General Partner

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

LCG HOLDINGS, LLC

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR MANAGEMENT, LLC

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

/s/ Norris Nissim
Norris Nissim, as Agent
For Christian Leone